UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

ALGONQUIN POWER & UTILITIES CORP.
(Exact Name of Registrant as specified in its charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer) Identification No.)

354 Davis Road
Oakville, Ontario
L6J 2X1, Canada	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class which to be so registered	Name of each exchange on which registered

Common Shares, no par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:                                                  (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Common Shares, no par value per share, of Algonquin Power & Utilities Corp. (the “Registrant”), to be registered hereunder is incorporated by reference to the section entitled “Description of Registrant’s Securities to be Registered” in the Registrant’s registration statement on Form 8-A, filed with the U.S. Securities and Exchange Commission on October 27, 1999.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 14, 2016

ALGONQUIN POWER & UTILITIES CORP.

By: /s/ Ian Robertson

Name: Ian Robertson

Title: Chief Executive Officer

By: /s/ David Bronicheski

Name: David Bronicheski

Title: Chief Financial Officer